TEMPUR SEALY INTERNATIONAL, INC.

and

American Stock Transfer & Trust Company, LLC,
as Rights Agent

Rights Agreement
Dated as of March 27, 2020

RIGHTS AGREEMENT
RIGHTS AGREEMENT, dated as of March 27, 2020 (the “Agreement”), between Tempur Sealy International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).
W I T N E S E T H
WHEREAS, on March 27, 2020 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business on April 7, 2020 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 1(p)) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Second Amended and Restated Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a) “Acquiring Person” shall mean any Person who or that, alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 10% (20% in the case of a Passive Institutional Investor) or more of the Common Stock then outstanding, but shall not include:
(i) the Company;
(ii) any Subsidiary of the Company;
(iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan; and
(iv) any Person who or that, alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 10% (20% in the case of a Passive Institutional Investor) or more of the Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 10% (20% in the case of a Passive Institutional Investor) or more of the then outstanding Common Stock, acquires beneficial ownership of such number of additional shares that represent 1% or more of the Common Stock then outstanding at the time of acquisition of any such additional shares; or
provided, however, that if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this subsection (a), has become such inadvertently and had no intention of changing or influencing control of the Company, and such Person divests promptly (and in any event within five Business Days after being so requested by the Company) or enters into an irrevocable commitment satisfactory to the Board promptly (and in any event within five Business Days or such shorter period as shall be determined by the Board) to divest, and thereafter divests as required by such commitment, a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this subsection (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement at such time. For purposes of this definition, the determination of whether any Person has acted in “good faith” shall be conclusively determined by the Board in its sole discretion.
(b) “Act” shall mean the Securities Act of 1933, as amended.
(c) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (defined below), as amended and in effect as of the date of this Agreement.
(e) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities:
(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person)) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise, and including any securities of the Company represented by “when-issued” trading thereof; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to “beneficially own,” or to have “beneficial ownership” of, (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or cease to be subject to withdrawal by the tendering security holder, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date (as hereinafter defined) or pursuant to Section 3(a) or Section 22 (the “Original Rights”) or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any Original Rights;
(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to “beneficially own,” or to have “beneficial ownership” of, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report);
(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) of this subsection (e)) or disposing of any voting securities of the Company; or
(iv) that are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are hereinafter defined); provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares (as such term is hereinafter defined) with respect to such Derivatives Contract; provided further that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;
Notwithstanding anything to the contrary in this Section 1(e), no Person (x) engaged in business as an underwriter of securities shall be deemed to be the “Beneficial Owner” of, to “beneficially own,” or to have “beneficial ownership” of, any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of 40 days or (y) shall be deemed to be the “Beneficial Owner” of, to “beneficially own,” or to have “beneficial ownership” of any such security on account of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act.
(f) “Board” shall have the meaning set forth in the recitals to this Agreement.
(g) “Book-Entry” shall mean the book-entry in the Company’s share register maintained by the Company or its transfer agent evidencing a holder’s uncertificated share (or shares) of Common Stock or Preferred Stock, as the case may be.

(h) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the Commonwealth of Kentucky are authorized or obligated by law or executive order to close.
(i) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(j) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company at the date hereof or any other stock resulting from successive changes or reclassifications of such common stock, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management, of such Person.
(k) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).
(l) “Company” shall have the meaning set forth in the preamble of this Agreement.
(m) “Counterparty” shall have the meaning set forth in Section 1(p) hereof.
(n) “Current Market Price” shall have the meaning determined in accordance with Section 11(d).
(o) “Current Value” shall have the meaning set forth in Section 11(a)(iii).
(p) “Derivatives Contract” shall mean any option, warrant, swap, participation, convertible security, stock appreciation right or other right or contract (in each case other than the Rights) between two parties that is designed to produce economic benefits and risks for one party (the “Receiving Party”, and the other party, the “Counterparty”), that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to shares of Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the market price or value of shares of Common Stock or that is otherwise designed to produce the economic benefits and risks to a Person that correspond substantially to the ownership by such Person of a number of shares of Common Stock specified or referenced in such contract (such number corresponding to such economic benefits and risks, the “Notional Common Shares”), and that increases in value as the value of shares of Common Stock increases or that provides to the holder of such contract an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of shares of Common Stock (in any case, regardless of (i) whether such contract, right or derivative transaction conveys any voting rights, (ii) whether obligations under such contract, right or derivative transaction are required or permitted to be settled, in whole or in part, through the delivery of cash, shares of Common Stock or other property, (iii) any short or similar position under the same or any other Derivative Contract, or (iv) whether or not presently exercisable), but shall not include:
(i) rights of a bona fide pledgee of shares of Common Stock to sell the shares of Common Stock upon the bona fide exercise of its rights as a secured party;
(ii) rights of all holders of shares of Common Stock to receive shares of Common Stock, or obligations of all holders of shares of Common Stock to dispose of shares of Common Stock, pro rata, as a result of a merger, exchange offer or consolidation involving the Company;
(iii) interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;
(iv) interests or rights to participate in, or awards under, employee benefit plans of the Company established by the Company and held by employees or former employees of the Company or their permitted transferees; or
(v) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.
(q) “Distribution Date” shall have the meaning set forth in Section 3(a).
(r) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b).
(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t) “Exchange Ratio” shall have the meaning set forth in Section 24(a).
(u) “Expiration Date” shall have the meaning set forth in Section 7(a).
(v) “Final Expiration Date” shall have the meaning set forth in Section 7(a).
(w) “Notional Common Shares” shall have the meaning set forth in Section 1(p) hereof.
(x) “Passive Institutional Investor” shall mean any Person who or which has reported or is required to report Beneficial Ownership of shares of Common Stock on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (i) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold shares of Common Stock on behalf of any other Person who is required to report Beneficial Ownership of shares of Common Stock on such Schedule 13D; provided that if a formerly Passive Institutional Investor should report or become required to report Beneficial Ownership of shares of Common Stock on Schedule 13D, that formerly Passive Institutional Investor will not be deemed to be or to have become an Acquiring Person if and for so long as (A) at the time it reports or becomes required to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13D, that formerly Passive Institutional Investor has Beneficial Ownership of less than 10% of the shares of Common Stock then outstanding; or (B) (1) it divests as promptly as practicable (but in any event not later than five Business Days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of shares of Common Stock so that it would no longer be an “Acquiring Person,” as defined herein, and (2) prior to reducing its Beneficial Ownership of shares of Common Stock then outstanding to below 10%, it does not increase its Beneficial Ownership of the shares of Common Stock then outstanding (other than by reason of share purchases by the Company) above such Person’s lowest Beneficial Ownership of the Common Stock then outstanding at any time during such five Business Day period.
(y) “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.
(z) “Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock. Any reference in this Agreement to Preferred Stock shall be deemed to include any authorized fraction of a share of Preferred Stock, unless the context otherwise requires.
(aa) “Principal Party” shall have the meaning set forth in Section 13(b).
(bb) “Purchase Price” shall have the meaning set forth in Section 4(a).
(cc) “Receiving Party” shall have the meaning set forth in Section 1(p) hereof.
(dd) “Record Date” shall have the meaning set forth in the recitals to this Agreement.
(ee) “Redemption Price” shall have the meaning set forth in Section 23(a).
(ff) “Right” shall have the meaning set forth in the recitals to this Agreement.
(gg) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.
(hh) “Rights Certificates” shall have the meaning set forth in Section 3(a).
(ii) “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.
(jj) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii).
(kk) “Section 11(a)(ii) Trigger Date” shall mean the date on which a Section 11(a)(ii) Event first occurs.
(ll) “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a).

(mm) “Spread” shall have the meaning set forth in Section 11(a)(iii).
(nn) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 13(d) or Section 13(g) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.
(oo) “Subsidiary” shall mean, with reference to any Person, any other Person of which an amount of voting securities (or comparable ownership interests) sufficient to elect at least a majority of the directors (or comparable persons) of such other Person is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.
(pp) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).
(qq) “Summary of Rights” shall have the meaning set forth in Section 3(b).
(rr) “Trading Day” shall have the meaning set forth in Section 11(d)(i).
(ss) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.
(tt) “Trust” shall have the meaning set forth in Section 24(f).
(uu) “Trust Agreement” shall have the meaning set forth in Section 24(f).
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company and the registered holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the registered holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable upon 10 days’ written notice to the Rights Agent. The Rights Agent has no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be determined by the Company.

Section 3. Issuance of Rights Certificates.
(a) Until the earlier of (i) the Close of Business on the 10th Business Day after the Stock Acquisition Date (or, if the 10th Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), and (ii) the Close of Business on the 10th Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights shall be evidenced (subject to the provisions of subsection (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of Common Stock (which certificates for Common Stock shall also be deemed to be certificates for the associated Rights) and not by separate certificates, or, in the case of uncertificated shares of Common Stock, by the Book-Entries for such Common Stock (which Book-Entries shall also be deemed to be book-entries for the associated Rights) and not by separate book-entries, and (y) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including any transfer to the Company or any of its Subsidiaries). As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (or the Rights Agent shall, if requested and provided with all necessary documentation, send) by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the shares of Common Stock, one or more Rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. To the extent that a Section 11(a)(ii) Event has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion, to minimize the possibility that Rights are received by Persons for whom Rights would be null and void under Section 7(e). In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates, and the Rights will be transferable separately from the transfer of shares of Common Stock. The Company shall promptly notify the Rights Agent upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall promptly confirm the same in writing on or prior to the next Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(b) The Company shall make available a copy of the Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to any record holder of Rights as of the Record Date upon request from such record holder prior to the Expiration Date. With respect to Common Stock outstanding as of the Record Date (it being understood that treasury shares and shares held by direct or indirect wholly owned Subsidiaries of the Company, but excluding shares held by such Persons on behalf of third parties in a fiduciary capacity, shall not be considered as outstanding for all purposes of this Agreement), or issued subsequent to the Record Date, unless and until the earlier of (i) the Distribution Date and (ii) the Expiration Date, (x) the Rights will be evidenced by the certificates or Book-Entries for the Common Stock, as the case may be, and the holders of the Common Stock will also be the registered holders of the associated Rights, and (y) the transfer of any shares of Common Stock in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such shares of Common Stock. Notwithstanding anything to the contrary set forth in this Agreement, upon the effectiveness of a redemption pursuant to Section 23 or an exchange pursuant to Section 24, the Company shall not thereafter issue any additional Rights and, for the avoidance of doubt, no Rights shall be attached to or shall be issued with any shares of Common Stock (including any shares of Common Stock issued pursuant to an exchange) at any time thereafter.
(c) Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company’s treasury or transferred to third parties by wholly owned Subsidiaries of the Company) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or, in certain circumstances provided in Section 22, after the Distribution Date.
(i) Certificates evidencing such Common Stock (including upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall bear a legend in substantially the following form (but the failure of any certificate to bear such legend shall not affect the status or validity of the Rights associated with the Common Stock evidenced by such Rights Certificate):

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Tempur Sealy International, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of March 27, 2020, as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent designated for such purpose. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.
(ii) In the case of the initial transaction statement or subsequent periodic statements with respect to Book-Entries evidencing such Common Stock, such statement or statements shall bear a legend in substantially the following form (but the failure of any initial transaction statement or subsequent periodic statement to bear such a legend shall not affect the status or validity of the Rights associated with the Common Stock evidenced by the Book-Entries referenced in such initial transaction statement or subsequent periodic statement):
The registration in the share register of Tempur Sealy International, Inc. (the “Company”) of the shares of common stock to which this initial transaction or subsequent periodic statement relates also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of March 27, 2020, as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent designated for such purpose. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and will no longer be evidenced by this registration. The Company will mail to the registered holder of such shares a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.
With respect to the certificates and Book-Entries (in either case, whether or not containing the foregoing legend) described in the foregoing clauses (i) and (ii), until the earlier of (x) the Distribution Date and (y) the Expiration Date, the Rights associated with the Common Stock represented by such certificates and Book-Entries shall be evidenced by such certificates or by such Book-Entries alone, and holders of Common Stock shall also be holders of the associated Rights, and the transfer of any such shares of Common Stock shall also constitute the transfer of the Rights associated with such Common Stock.
Section 4. Form of Rights Certificates.
(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage (but which shall not, in any case, affect the rights, duties or responsibilities of the Rights Agent). Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate), who becomes a transferee after the Acquiring Person becomes such, or (iii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible, and only if the Company has provided specific written instructions to the Rights Agent) a legend in substantially the following form:
The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may be, or may become, null and void in the circumstances specified in Section 7(e) of the Rights Agreement.
Notwithstanding this Section 4(b) or anything to the contrary that may be contained elsewhere in this Agreement, the omission of the foregoing legend or any legend substantially similar thereto shall not affect the enforceability of any part of this Agreement or the rights of any registered holder of Rights Certificates.
Section 5. Countersignature and Registration.
(a) The Rights Certificates shall be executed on behalf of the Company by any proper officer of the Company either manually or by facsimile or portable document format signature. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile or portable document format signature and shall not be valid for any purpose unless so countersigned. In case any authorized officer of the Company who has signed any of the Rights Certificates ceases to be such an authorized officer of the Company before countersignature by the Rights Agent and/or issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be an authorized officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, is an authorized officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an authorized officer.
(b) In case any authorized signatory of the Rights Agent who has countersigned any of the Rights Certificates ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Rights Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Rights Certificates had not ceased to be an authorized signatory of the Rights Agent; and any Rights Certificates may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Rights Certificate, is properly authorized to countersign such Rights Certificate, although at the date of the execution of this Agreement any such person was not so authorized.
(c) Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep, or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective registered holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a) Subject to the provisions of Section 4(b) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e), or that have been redeemed pursuant to Section 23 or exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence, as the Company or the Rights Agent may reasonably request, of the identity of the Beneficial Owner (or former Beneficial Owner), any Affiliates or Associates of such Beneficial Owner, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company. Pursuant to Section 9(e), the Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall not deliver any Rights Certificates unless and until it is satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14, Section 20(k), Section 23 and Section 24, countersign and deliver to the Person entitled thereto, a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Rights Agent shall have no duty or obligation under any Section of this Agreement that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.
(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation (in the case of mutilation, surrender of such mutilated certificate) of a Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) or that have been redeemed pursuant to Section 23 or exchanged pursuant to Section 24), and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request, and if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, such Rights Certificate shall be cancelled, and the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) Subject to Section 7(e), at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 23(a) and Section 24(b)) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any tax or charge required to be paid under Section 9(e), at or prior to the earlier of (i) 5:00 P.M., New York City time, on March 26, 2021 or such earlier or later date as may be established by the Board prior to the Stock Acquisition Date (such date, as it may be modified by the Board prior to the Stock Acquisition Date, the “Final Expiration Date”), and (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 or Section 24 (the earlier of (i) and (ii) being herein referred to as the “Expiration Date”). Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Expiration Date and such time as all outstanding Rights have been exercised, exchanged or redeemed hereunder (other than Rights which have become null and void pursuant to the provisions of Section 7(e)).
(b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $273.00, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) and shall be payable in lawful money of the United States of America in accordance with subsection (c) below.
(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, as described in subsection (a) of this Section 7, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased or, in the case of uncertificated Preferred Stock, requisition from any transfer agent therefor a notice setting forth such number of Preferred Stock to be purchased for which registration will be made in the share register of the Company (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company elects to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be adjusted from time to time as provided in Section 11 or Section 13) and any taxes or charges required to be paid under Section 9(e), shall be made by certified check, cashier’s check, bank draft or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company shall make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require, prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.
(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from such Associate or Affiliate) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.
(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless and until such registered holder has (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or any former Beneficial Owner) of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner or holder or of any other Person with which such holder or any of such holder’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company or the Rights Agent shall reasonably request.
Section 8. Cancellation and Destruction of Rights Certificates.
All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company, the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.
Section 9. Reservation and Availability of Capital Stock.
(a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.
(b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights are listed on any national securities exchange or included for quotation on any national market system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Final Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and give the Rights Agent a copy of such announcement. In addition, if the Company determines that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, the exercise thereof is not permitted under applicable law, or a registration statement has not been declared effective.
(d) The Company shall take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates (or creation of the Book-Entries) for such shares (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Agreement), be duly and validly authorized and issued and fully paid and nonassessable.
(e) The Company shall pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of Rights Certificates or of any Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise or exchange of Rights. The Company shall not, however, be required (i) to pay any transfer tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or in respect of the issuance or delivery of certificates or depositary receipts, or the creation of a Book-Entry, for the Preferred Stock (or Common Stock or other securities, as the case may be), in respect of a name other than, that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or (ii) to exchange, or to issue or deliver any certificates or depositary receipts, or create a Book-Entry, for Preferred Stock (or Common Stock or other securities, as the case may be) in respect of a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax or charge is due.
Section 10. Preferred Stock Record Date. Each Person in whose name any certificate or Book-Entry representing Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued or created upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate or Book-Entry shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or Book-Entry shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights will be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company, at any time after the date of this Agreement, (A) declares a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivides the outstanding Preferred Stock, (C) combines the outstanding Preferred Stock into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
(iii) In the event any Person, at any time after the Rights Dividend Declaration Date, becomes an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a), then, promptly following the later of the occurrence of such event and the Record Date, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) will thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, the number of shares of Common Stock of the Company equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (which product, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for, and be the total amount payable upon the exercise of, each Right for all purposes of this Agreement), and (y) dividing that product by 50% of the Current Market Price (as determined pursuant to Section 11(d)) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”), provided that, for the avoidance of doubt, the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, unless and until it shall have received such notice.

(iii) In the event the number of shares of Common Stock authorized by the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, such as the Preferred Stock, that the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock, “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the Section 11(a)(ii) Trigger Date, then the Company shall deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action applies uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 11(a)(iii) and give the Rights Agent a copy of such announcement. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.
(b) In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having substantially the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company fixes a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d)) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.
(d) (i) The Current Market Price per share of Common Stock on any date shall be (x) for any computation made hereunder other than any computation made pursuant to Section 11(a)(iii), the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to, but not including, such date, and (y) for purposes of any computation made pursuant to Section 11(a)(iii), the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following, but not including, such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite 30-Trading Day or 10-Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be appropriately adjusted to take into account ex-dividend trading or the pending corporate action. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by OTC Bulletin Board service or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes and shall be binding on the Rights Agent and holders of the Rights.
(ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes and shall be binding on the Rights Agent and the holders of the Rights.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment, and (ii) the Expiration Date.
(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to such adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders will be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
(j) It is acknowledged that, irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share that were expressed in the initial Rights Certificates issued hereunder. The Rights evidenced by such Rights Certificates shall be subject to adjustment hereunder notwithstanding the Purchase Price and the number of one one-thousandth of a share expressed in such Rights Certificates.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.
(l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets (measured by book value), cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.
(o) The Company shall not, after the Distribution Date, except as permitted by Section 23, Section 24 or Section 27, take (nor permit any Subsidiary to take), any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.
(q)  Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Purchase Price, the number of one one-thousandths of a share of Preferred Stock eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Sections 11(a)(i), 11(b), 11(c), 11(h) or 11(i), make such other equitable adjustment or adjustments thereto as the Board (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board in adopting this Agreement and such Sections.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or an event affecting the Rights or their exercisability (including an event that causes Rights to become null and void) occurs as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of Common Stock) in accordance with Section 25 and Section 26; provided that the failure to prepare, file or mail such certificate or summary shall not affect the validity of such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.
Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.
(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), and the Company is not the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one transaction or a series of related transactions, assets (measured by book value), cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (B) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (as determined pursuant to Section 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as they reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.
(b) “Principal Party” shall mean:
(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any case described in clause (i) or (ii) above, (x) if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; (y) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (z) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (i) and (ii) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.
(c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that, as soon as practicable after the effective date of any consolidation, merger or sale of assets mentioned in subsection (a) of this Section 13, the Principal Party will:
(i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;
(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and
(iii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of the various jurisdictions and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate.
(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has any provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (as determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
The provisions of this Section 13 shall similarly apply to successive Section 13 Events. In the event that a Section 13 Event occurs at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay (or cause to be paid) to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by OTC Bulletin Board service or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes and shall be binding on the Rights Agent and holders of the Rights.
(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights, to authorize Book-Entries that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.
(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights, to authorize Book-Entries that evidence fractional shares of Preferred Stock, or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price per share of Common Stock (as determined pursuant to Section 11(d)(i)) on the Trading Day immediately prior to the date of such exercise.
(d) The holder of a Right by acceptance of such Right expressly waives its right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment of cash for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of cash for fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock), and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.
Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;
(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request;
(c) subject to Section 6(a) and Section 7(e), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book-Entry) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and
(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.
(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable and documented expenses, counsel fees and disbursements and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, judgment, fine, penalty, claim, demand, settlement, damage, cost, liability or expense, including, without limitation, the reasonable fees and expenses of legal counsel, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent pursuant to this Agreement or in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented costs and expenses of defending against any claim of liability in the premises of the Rights Agent. The reasonable and documented costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation, replacement or removal of the Rights Agent.
(b) The Rights Agent shall be fully protected and authorized and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate, certificate or Book-Entry for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith.
(c) The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which shall not be unreasonably withheld.
Section 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any Person into which the Rights Agent or any successor Rights Agent is merged or with which the Rights Agent or any successor Rights Agent is consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates or, prior to the Distribution Date, Common Stock, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be, without limitation, legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any other Person referred to in Section 7(e) and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any of the Chairman of the Board, its President, or any Executive or Senior Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the Company and any other Persons only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). In no case, however, will the Rights Agent be liable for special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility or likelihood of such losses or damages.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11, Section 13 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any of the Chairman of the Board, its President, or any Executive or Senior Vice President of the Company and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying in good faith upon the most recent instructions received from any such officers. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any good faith action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date).
(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
Section 31. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon at least 30 days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock known to the Rights Agent, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon at least 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (such holder shall, with such notice, submit its Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which at the time of its appointment as Rights Agent has, or with its parent has, a combined capital and surplus of at least $1,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance thereof.
Section 23. Redemption and Termination.
(a) The Board may, at its option, at any time prior to the earlier of (i) the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Record Date), and (ii) the Close of Business on the Final Expiration Date, (x) redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right (rounded up to the nearest whole $0.01 in the case of any holder whose holdings are not in a multiple of ten), as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”) or (y) amend this Agreement to change the Final Expiration Date to another date, including an earlier date. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.
(b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, or such later time as shall be specified in such Board action, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after such action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
Section 24. Exchange.
(a) The Board may, at its option, at any time after the Stock Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates thereof, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.
(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or Equivalent Preferred Stock, as such term is defined in subsection (b) of Section 11) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or share of Equivalent Preferred Stock) for each share of Common Stock as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.
(d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.
(e) The Company shall not be required to issue fractions of shares of Common Stock, or to distribute certificates or create Book-Entries that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
(f) Following the action of the Board ordering the exchange of any Rights pursuant to this Section 24, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that shares of Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e). Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or a portion (as designated by the Board) of the shares of Common Stock (or other securities) issuable pursuant to this Section 24, and all holders of Rights entitled to receive such shares or securities pursuant to the exchange shall be entitled to receive such shares or securities (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid, and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 25. Notice of Certain Events.
(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets (measured by book value), cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of Preferred Stock, whichever shall be the earlier.
(b) In case a Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, and to the Rights Agent in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding Section 25(a) to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.
Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or UPS, postage prepaid and properly addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:
Tempur Sealy International, Inc.
1000 Tempur Way
Lexington, KY 40511
Attention: General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or UPS, postage prepaid and properly addressed (until another address is filed in writing with the Rights Agent) as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: General Counsel
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or UPS, postage prepaid and properly addressed, to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Prior to the Stock Acquisition Date, the Company and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement without the approval of any holders of Rights or Common Stock. From and after the Stock Acquisition Date, the Company and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Agreement without the approval of any holders of Rights or Common Stock solely in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (c) to supplement or amend the provisions hereunder in any manner which the Company may deem necessary or desirable and that do not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent. Upon delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that any supplement or amendment that does not amend Section 18, Section 19, Section 20, or Section 21 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. Prior to the Stock Acquisition Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.
Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29. Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or any of the directors on the Board to any liability to the holders of the Rights or any stockholders. The Rights Agent is entitled always to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon. Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board to exercise its fiduciary duties. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board is not entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of shares of Common Stock reject any tender offer, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board believes is necessary or appropriate in the exercise of its fiduciary duties.
Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Stock).
Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.
Section 32. Governing Law; Waiver of Jury Trial. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. EACH OF THE PARTIES HERETO ALSO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
Section 34. Interpretation. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, paragraph and exhibit references are to the articles, sections, subsections, paragraphs and exhibits of this Agreement unless otherwise specified. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.
TEMPUR SEALY INTERNATIONAL, INC.

By: /s/ Bhaskar Rao
Name: Bhaskar Rao
Title: Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT,as Rights Agent

By: /s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director

Exhibit A
FORM OF
SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
TEMPUR SEALY INTERNATIONAL, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
We, the undersigned, Bhaskar Rao, Executive Vice President and Chief Financial Officer, and Joseph M. Kamer, Senior Vice President, General Counsel and Secretary, of Tempur Sealy International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DO HEREBY CERTIFY:
That pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Amended and Restated Certificate of Incorporation, the Board has duly adopted the following resolutions:
WHEREAS, that, pursuant to Article IV of the Amended and Restated Certificate of Incorporation, as amended, which authorizes Ten Million (10,000,000) shares of preferred stock, $0.01 par value per share (“Preferred Stock”) of which 300,000 were designated as of March 14, 2017 as Series A Junior Participating Preferred Stock pursuant to that certain Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock (the “Amended Certificate of Designation”);
WHEREAS, that, the Amended Certificate of Designation was filed with the Delaware Secretary of State on March 14, 2017;
WHEREAS, that, no shares of the Series A Junior Participating Preferred Stock are issued or outstanding; and
WHEREAS, that, the following resolution amending and restating the Amended Certificate of Designation was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a duly convened meeting of the Board of Directors dated March 27, 2020, and that, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, stockholder approval of this amendment and restatement is not required and has not been obtained;
NOW THEREFORE BE IT RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Amended and Restated Certificate of Incorporation, the relative rights, preferences, and limitations of the Series A Junior Participating Preferred Stock shall be amended and restated as set forth below, and that the designation and amount thereof and the voting powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:
Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 1,000,000.
1

Exhibit A
Section 2. Dividends and Distributions.
(a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the 1st day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 27, 2020 (the “Rights Declaration Date”) (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Section 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend or distribution on the Series A Junior Participating Preferred Stock shall be payable immediately prior to the time at which the related dividend or distribution on the Common Stock is payable.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
2

Exhibit A
(c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors; provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided, further, that the Board shall, at no time, include more than two directors elected pursuant to this Section 3(c).
(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.
(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by any of the Chairman of the Board, its President or any Executive or Senior Vice President of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at its last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the foregoing provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of the stockholders.
(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect 2 directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board may (except as provided in Section 3(c)(ii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Section 3(c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.
(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in such Amended and Restated Certificate of Incorporation or Amended and Restated By-laws). Any vacancies in the Board effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.
3

Exhibit A
(d) Except as set forth herein or required by applicable law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or
(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.
Section 6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $100.00 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
4

Exhibit A
(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
(c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.
Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, the Amended and Restated Certificate of Incorporation of the Corporation shall not be amended (whether by merger or otherwise) in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.
Section 12. Certain Definitions. As used herein with respect to the Series A Junior Participating Preferred Stock, the term “Common Stock” means the common stock, par value $0.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.
IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Designation, Preferences and Rights has been executed on behalf of the Corporation as of this 27th day of March 2020.
TEMPUR SEALY INTERNATIONAL, INC.
By:
Name: Bhaskar Rao
Its: Executive Vice President and Chief Financial Officer
Attest:
Joseph M. Kamer, Senior Vice President,
General Counsel and Secretary
5

Exhibit B
Form of Rights Certificate
Certificate No. R-    ___________Rights
NOT EXERCISABLE AFTER MARCH 26, 2021, UNLESS EXTENDED PRIOR THERETO BY THE BOARD OF DIRECTORS OF THE COMPANY, OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AND TO EXCHANGE, AT THE OPTION OF THE COMPANY ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]1
Rights Certificate
TEMPUR SEALY INTERNATIONAL, INC.
This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 27, 2020, as it may have been or as it may be amended from time to time (the “Rights Agreement”), by and between Tempur Sealy International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on March 26, 2021, (unless such date is modified prior thereto by the Board of Directors of the Company) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $273.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of March 27, 2020, based on the Preferred Stock as constituted at such date.
Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a direct or indirect transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a direct or indirect transferee of a Person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.
As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.
___________________________
1 NTD: The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceeding sentence.

1

Exhibit B
Subject to the provisions of the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of (i) the Stock Acquisition Date (or, if the Stock Acquisition Date has occurred prior to the Record Date, the Record Date, as such time period may be extended pursuant to the Rights Agreement), and (ii) the Close of Business on the Final Expiration Date (as each such term is defined in the Rights Agreement). In addition, subject to the provisions of the Rights Agreement, at any time after a Person becomes an Acquiring Person, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.
The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights, or to authorize book-entries or distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional rights of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holder of this Rights Certificate at the time such Rights are exercised an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised or exchanged for securities of the Company having any of the foregoing rights as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it is countersigned by the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Company.
Dated as of ___________, ____
ATTEST:  TEMPUR SEALY INTERNATIONAL, INC.
 By
Secretary Title:

2

Exhibit B
Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

By
Authorized Signature

3

Exhibit B
Form of Reverse Side of Rights Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto
(Please print name and address of transferee)
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.
Dated:__________, ____
Signature

Signature Medallion Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.
4

Exhibit B
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1) this Rights Certificate is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and
(2)  after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated: _________, ____
Signature
Signature Medallion Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

NOTICE
The signature to the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

5

Exhibit B
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)
To: Tempur Sealy International, Inc.:
The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to, or entries for such shares be made in the book-entry account system of the transfer agent in the name of and with written confirmation to:
Please insert social security or other identifying number
(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number
(Please print name and address)
Dated: _____________, ____
Signature

Signature Medallion Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.
6

Exhibit B
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1) the Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and
(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated: __________, ____
Signature
Signature Medallion Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

NOTICE
The signature to the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

7

Exhibit C
SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
On March 27, 2020 (the “Rights Dividend Declaration Date”), the Board of Directors (the “Board”) of Tempur Sealy International, Inc. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to stockholders of record at 5:00 P.M., New York City time, on April 7, 2020 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) at a Purchase Price of $273.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of March 27, 2020 , between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.
Initially, the Rights will be attached to all shares of Common Stock then outstanding, and no separate certificates evidencing the Rights (the “Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date (as defined below) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% (20% in the case of a Passive Institutional Investor) or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), (or, if the 10th Business Day after the Stock Acquisition Date occurs before the Record Date, on the Record Date) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”).
Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates or, in the case of uncertificated Common Stock, the book-entries in the Company’s share register registered in the names of the holders of Common Stock, (ii) any new Common Stock certificates, or initial transaction statements or periodic statements sent to holders of uncertificated Common Stock, will contain a notation incorporating the Rights Agreement by reference, and (iii) the transfer of any shares of Common Stock outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.
The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on March 26, 2021 (the “Final Expiration Date”), unless the Rights Agreement is earlier terminated or such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.
As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.
In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (as determined pursuant to the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
In the event that a person becomes an Acquiring Person and (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets (measured by book value), cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”
At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange all or part of the then outstanding Rights (other than Rights owned by such person or group which have become null and void) for Common Stock or Series A Preferred Stock, at an exchange ratio of one share of Common Stock or one Unit, as applicable (or for a share of a class or series of the Company’s preferred stock having equivalent rights, privileges and preferences to the Series A Preferred Stock), per Right (subject to adjustment).

Exhibit C
In addition to the adjustment to the Purchase Price referred to above, the Purchase Price payable, and the number of Units of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.
At any time prior to the earlier of (i) the Stock Acquisition Date (or, if the Stock Acquisition Date has occurred prior to the Record Date, the Record Date) and (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) or amend the Rights Agreement to change the Final Expiration Date to another date, including without limitation an earlier date. Immediately upon the action of the Board ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.
Any of the provisions of the Rights Agreement may be amended by the Board prior to the Stock Acquisition Date. From and after the Stock Acquisition Date, the provisions of the Rights Agreement may only be amended by the Board in order to cure any ambiguity, to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provisions in the Rights Agreement or to make changes which the Company may deem necessary or desirable and that do not adversely affect the interests of holders of Rights.
A copy of the Rights Agreement has been or will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A of the Company and as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.